UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

CV SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54677	80-0944970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9530 Padgett Street, Suite 107 San Diego, California		92126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 290-2157

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement with Joseph Dowling

On June 20, 2024, CV Sciences, Inc., a Delaware corporation (the “Company”), entered into a new Executive Employment Agreement (the “Agreement”) with Joseph Dowling, the Company’s current Chief Executive Officer. This Agreement supersedes and replaces the existing Executive Employment Agreement, dated June 23, 2021, as modified per that certain Amendment No. 1 to the Executive Employment Agreement dated January 5, 2023, by and between the Company and Mr. Dowling.

Mr. Dowling will continue to serve as the Company’s Chief Executive Officer pursuant to the terms and conditions of the Agreement. The Agreement has a three-year term and provides for an annual base salary of $300,000 (the “Base Salary”), which amount shall be subject to annual adjustment as approved by the Company's Board of Directors ("Board").

Under the terms of the Agreement, Mr. Dowling is also entitled to receive annual bonuses based on the Company’s performance and/or Mr. Dowling’s performance, subject to approval by the Board. If certain performance goals are met, Mr. Dowling would be entitled to receive a performance bonus, with a target amount of 50% of his then effective Base Salary; provided, however, that the payment and amount of such bonus shall be in the sole discretion of the Board. The Company may also propose new performance goals for purposes of determining additional annual bonuses payable to Mr. Dowling. Mr. Dowling shall also be eligible to participate in the Company’s equity, compensation, and incentive plans as are generally made available to the Company’s management executives; may be eligible to receive incentive stock options or other stock awards under the Company’s 2023 Equity Incentive Plan, as determined by the Board; shall be entitled to a minimum of twenty days of annual paid vacation time exclusive of holidays; and shall be entitled to receive certain other perquisites, as set forth in the Agreement.

In the event the Agreement is terminated as a result of Mr. Dowling’s death or following his mental or physical disability, Mr. Dowling or his estate, as applicable, is entitled to the following payments and benefits: (i) all salary (and in the case of death, other compensation) under the Agreement, then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of death or determination of such disability, and (ii) all salary and accrued benefits that would have been payable under the Agreement by the Company to Mr. Dowling during the one-year period immediately following his death or disability, as applicable.

In the event the Agreement is terminated for cause, the Company shall pay Mr. Dowling all salary then due and payable through the date of termination and all unpaid deferred compensation. Mr. Dowling would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a termination of the Agreement for cause.

In the event the Agreement is terminated without cause, or Mr. Dowling resigns for good reason, the Company shall pay Mr. Dowling all unpaid deferred compensation and continue to pay Mr. Dowling all salary, benefits, earned bonuses and other compensation that would be due under the Agreement through the end of the term of the Agreement had the Company not terminated Mr. Dowling’s employment, but in any event not less than one-year after the date of such termination, with such amounts payable in accordance with the Company’s standard payroll practices.

In the event the Agreement is voluntarily terminated by Mr. Dowling for any reason (other than for good reason), the Company shall pay Mr. Dowling all unpaid deferred compensation and all salary then due and payable through the date of termination. Mr. Dowling would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a voluntary termination of the Agreement by Mr. Dowling.

In the event the Agreement is terminated upon consummation of a change of control, the Company shall pay Mr. Dowling all salary then due and payable through the date of termination and all unpaid deferred compensation. In addition, the Company shall pay Mr. Dowling a lump sum cash payment equal to two (2) times the Base Salary. However, Mr. Dowling, would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a termination of the Agreement upon consummation of a change of control.

In addition, notwithstanding anything to the contrary contained in any agreement with respect thereto, (i) upon termination of Mr. Dowling’s employment pursuant to termination with cause or voluntary termination without good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company not then fully vested, shall immediately terminate and revert to the Company, and (ii) upon termination of Mr. Dowling’s employment pursuant to termination without cause or voluntary termination with good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company shall remain in full force and effect and shall not be affected by such termination, and shall continue to vest, and (iii) upon termination of Mr. Dowling’s employment pursuant to death or mental or physical disability, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company shall, to the extent not then fully vested, immediately become fully vested.

The foregoing description of the terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Executive Employment Agreement with Joerg Grasser

On June 20, 2024, the Company entered into a new Executive Employment Agreement (the “CFO Agreement”) with Joerg Grasser, the Company’s current Chief Financial Officer. This Agreement supersedes and replaces the existing Executive Employment Agreement, dated December 17, 2021, as modified per that certain Amendment No. 1 to the Executive Employment Agreement, dated January 5, 2023, by and between the Company and Mr. Grasser.

Mr. Grasser will continue to serve as the Company’s Chief Financial Officer pursuant to the terms and conditions of the CFO Agreement. The CFO Agreement has a three-year term and provides for an annual base salary of $235,000 (the “CFO Base Salary”), which amount shall be subject to annual adjustment as approved by the Board.

Under the terms of the Agreement, Mr. Grasser is also entitled to receive annual bonuses based on the Company’s performance and/or Mr. Grasser's performance, subject to approval by the Board. If certain performance goals are met, Mr. Grasser would be entitled to receive a performance bonus, with a target amount of 20% of his then effective CFO Base Salary; provided, however, that the payment and amount of such bonus shall be in the sole discretion of the Company’s Board. The Company may also propose new performance goals for purposes of determining additional annual bonuses payable to Mr. Grasser. Mr. Grasser shall also be eligible to participate in the Company’s equity, compensation, and incentive plans as are generally made available to the Company’s management executives; may be eligible to receive incentive stock options or other stock awards under the Company’s 2023 Equity Incentive Plan, as determined by the Board; shall be entitled to a minimum of twenty days of annual paid vacation time exclusive of holidays; and shall be entitled to receive other perquisites, as set forth in the CFO Agreement.

In the event the CFO Agreement is terminated for cause, the Company shall pay Mr. Grasser all salary then due and payable through the date of termination and all unpaid deferred compensation. Mr. Grasser would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a termination of the CFO Agreement for cause.

In the event the CFO Agreement is terminated without cause, or Mr. Grasser resigns for good reason, the Company shall pay Mr. Grasser all unpaid deferred compensation and continue to pay Mr. Grasser all salary, benefits, earned bonuses and other compensation that would be due under the CFO Agreement through the end of the term of the CFO Agreement had the Company not terminated Mr. Grasser’s employment, but in any event not less than one-year after the date of such termination, with such amounts payable in accordance with the Company’s standard payroll practices.

In the event the CFO Agreement is voluntarily terminated by Mr. Grasser for any reason (other than for good reason), the Company shall pay Mr. Grasser all unpaid deferred compensation and all salary then due and payable through the date of termination. Mr. Grasser would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a voluntary termination of the CFO Agreement by Mr. Grasser.

In the event the CFO Agreement is terminated upon consummation of a change of control, the Company shall pay Mr. Grasser all salary then due and payable through the date of termination and all unpaid deferred compensation. In addition, the Company shall pay Mr. Grasser a lump sum cash payment equal to two (2) times the CFO Base Salary. However, Mr. Grasser, would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a termination of the CFO Agreement upon consummation of a change of control.

In addition, notwithstanding anything to the contrary contained in any agreement with respect thereto, (i) upon termination of Mr. Grasser’s employment pursuant to termination with cause or voluntary termination without good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Grasser with respect to securities of the Company not then fully vested, shall immediately terminate and revert to the Company, and (ii) upon termination of Mr. Grasser’s employment pursuant to termination without cause or voluntary termination with good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Grasser with respect to securities of the Company shall remain in full force and effect and shall not be affected by such termination, and shall continue to vest.

The foregoing description of the terms of the CFO Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, dated June 20, 2024, by and between CV Sciences, Inc. and Joseph Dowling
10.2	Executive Employment Agreement, dated June 20, 2024, by and between CV Sciences, Inc. and Joerg Grasser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV SCIENCES, INC.

Date: June 24, 2024	By:	/s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer